الإســـلامـي
FAB ISLAMIC

Dated 15th June, 2020

First Abu Dhabi Bank PJSC

(the "Bank")

and

Brooge Petroleum and Gas Investment Company FZE

(the "Borrower")

ACCOUNT PLEDGE (FIRST PARTY)

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف: 6600 410 2 971+ • فاكس: 9435 667 2 971+
First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, PO. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

ACCOUNT PLEDGE

THIS ACCOUNT PLEDGE AGREEMENT (the "**Account Pledge**") is dated **15th June, 2020**

BETWEEN PARTIES

(1) **First Abu Dhabi Bank PJSC,** a public joint stock company incorporated in the Emirate of Abu Dhabi and having its head office at FAB Building, Khalifa Business Park - Al Qurm District, P.O. Box 6316, Abu Dhabi - UAE (the "**Bank**"); and

(2) **Brooge Petroleum and Gas Investment Company FZE**, a company incorporated in U.A.E having its registered address at P.O. Box 50170, Fujairah, U.A.E (the "**Borrower**").

WHEREAS

The Borrower is required to enter into this Account Pledge as a condition under the Facility Agreement (as defined below).

IT IS AGREED AS FOLLOWS:

1. DEFINITIONS & INTERPRETATIONS:

1.1 Definitions

The following terms shall have the meanings herein:

"Account"	means the account number as designated in the Confirmation maintained / to be maintained by the Borrower with the Bank and includes any renewal, substitution or re-designation of such account/s and any sub-accounts of such account.
"Business Day"	means a day, other than a Friday or Saturday, when banks are open for business in the UAE.
"Confirmation"	means a pledge confirmation letter issued by the Borrower in favour of the Bank pursuant to which the Borrower pledges the Pledged Assets in favour of the Bank in the form set out in Schedule 1.
"Deposit"	means each credit balance from time to time on the Account as specified in the Confirmation.
"Event of Default"	has the meaning given to it in the Facility Agreement.
"Facility Agreement"	means the facility agreement dated **15th June, 2020** between the Borrower and the Bank and includes any variations, supplements or amendments thereto.
"Finance Documents"	means and includes the Facility Agreement, this Account Pledge, the Confirmation, the rest of the Security Documents and the other documents entered into pursuant to the Facility Agreement.
"Pledged Assets"	means each Deposit and Rights.
"Rights"	means all right, title, benefit, proceeds and interest of the Borrower, whether present or future, proprietary, personal, contractual or otherwise, arising out of or in, to, under or in relation to each Deposit.

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف : 6600 410 2 971- • فاكس : 9435 667 2 971-
First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

"Security Interest" means any mortgage, pledge, hypothecation or other security interest or any other charge in any form, securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect.

"Secured Liabilities" means all present and future obligations and liabilities (whether actual or contingent, whether owed jointly or severally, whether as principal or surety or in any other capacity whatsoever) of the Borrower to the Bank under the Finance Documents (including, without limitation, all obligations and liabilities arising out of any extension, variation, modification, restatement or novation of such Finance Documents whatsoever) except for any obligation or liability which if it was included, would cause that obligation or liability or any of the Security in respect thereof, to be unlawful or prohibited by law.

"Security Documents" means the security documents and all other documents entered into from time to time to guarantee and/or secure all or any part of the Facility, interest thereon and other moneys from time to time owing by the Borrower under the Finance Documents (including, without limitation, all obligations and liabilities arising out of any extension, variation, modification, restatement or novation of such Finance Documents whatsoever).

"Security Period" means the period commencing with the date of this Account Pledge and terminating on the date when all the Secured Liabilities have been unconditionally and irrevocably paid or discharged in full.

"UAE" means the United Arab Emirates.

1.2 Construction

(a) Capitalized words and expressions used but not defined in this Account Pledge shall have the same meaning as assigned by and under the Facility Agreement.

(b) References to Clauses and Schedule means references to the Clauses and Schedules of this Account Pledge as amended or varied from time to time and references to sub-Clauses shall, unless otherwise specifically stated, be construed as references to the sub-Clauses of the Clause in which the reference appears.

1.3 Third Party Right

(a) Except as otherwise expressly provided in this Account Pledge, the terms of this Account Pledge may be enforced only by a party to it.

(b) Notwithstanding any term of this Account Pledge, no consent of a third party is required for any termination or amendment of this Account Pledge.

1.4 Provisions relating to security

The security contemplated by this Account Pledge:

(i) is agreed to be granted in favour of the Bank;

(ii) is in addition to any other recourse or Security Interest the Bank has now or might have in the future in respect of Secured Liabilities.

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف: 6600 410 2 971+ • فاكس: 9435 667 2 971+
First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

2. COVENANT TO PAY

The Borrower, as primary obligor and not merely as surety, covenants with the Bank that it will pay or discharge on demand each of the Secured Liabilities on the date(s) on which such Secured Liabilities are expressed to become due and in the manner provided for in the Facility Agreement.

3. ACCOUNT PLEDGE

3.1 Grant of Account Pledge

The Borrower, as security for the unconditional and irrevocable payment and discharge when due of the Secured Liabilities, hereby agrees to pledge to the Bank at the request of the Bank, the Pledged Assets pursuant to the terms of this Account Pledge and the Confirmation.

3.2 Continuing Security

This Account Pledge and the security created under this Account Pledge:

(a) is a continuing security, notwithstanding intermediate payments, settlement of accounts or any other matter or thing;

(b) is in addition to and not to be merged in any other security, guarantee, mortgage or right which the Bank may at any time have; and

(c) will remain in full force and effect until the execution by the Bank of a final release of the Confirmation pursuant to this Account Pledge.

3.3 Unconditionality of Security

This Account Pledge and the security created under this Account Pledge shall not be discharged, nor shall the obligations of the Borrower be affected, by:

(a) any time, indulgence or waiver at any time given to the Borrower or another person; or

(b) any amendment to the Finance Documents or to any other security, guarantee or pledge.

3.4 Further Assurance

At the request of the Bank, the Borrower shall, at his own cost, promptly execute and deliver to the Bank, the Confirmation, all assignments, transfers, securities and other pledges and documents, and do anything else which the Bank may reasonably require to:

(a) secure to the Bank the full benefit of its rights under this Account Pledge;

(b) perfect and maintain the validity, effectiveness and priority of the Security created in respect of the Pledged Assets by this Account Pledge and intended to be created by this Account Pledge;

(c) better assure, facilitate convey, grant, assign, transfer, preserve, protect and confirm the rights to the Bank granted or subsequently intended to be granted to the Bank under this Account Pledge or under any other instrument executed in connection with this Account Pledge, including (without limitation) signing, notarizing and registering (if applicable) further instruments and documents;

(d) pledge and charge in favour of the Bank any Deposit. Pending the execution and delivery of the Confirmation, the Borrower shall hold the Deposit to the order and benefit of the Bank; and

(e) to protect the Bank's interest under this Account Pledge.

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف : 6600 410 2 971+ • فاكس : 9435 667 2 971+
First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

4. THE ACCOUNT

The Borrower hereby agrees and confirms with the Bank that except as permitted under the Finance Documents or the Confirmation, during the Security Period the Borrower may not withdraw any moneys from or otherwise operate the Account.

5. REPRESENTATIONS AND UNDERTAKINGS

5.1 Representations and warranties

The Borrower represents and warrants to the Bank as follows:

(a) the Borrower shall be the sole legal and beneficial owner of the Pledged Assets prior to entering into the Confirmation; and

(b) no Security Interest shall exist over the Pledged Assets when the Confirmation is issued in favour of the Bank (apart from those created pursuant to this Account Pledge).

(c) The representations set out in this Clause 5.1 are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of this Pledge Account and on the date of each Confirmation.

5.2 Undertakings

The Borrower undertakes that in respect of the Pledged Assets:

(a) not to create, attempt to create or permit to subsist any other Security Interest on the whole or any part of the Pledged Assets (other than the security created under the Confirmation, permitted under the Finance Documents or otherwise approved by the Bank in writing);

(b) not to lend, sell, assign or otherwise dispose of or deal with any of the Pledged Assets, except with the prior written consent of the Bank or as permitted under the Finance Documents;

(c) not to take any action which may adversely affect the Bank's interest in the Pledged Assets;

(d) not to do or permit any act or thing to be done that may delay, prevent or adversely affect the recovery of any moneys payable under this Account Pledge;

(e) promptly provide the Bank with a copy of any order, direction, requisition, notice or other communication in respect of the Pledged Assets whether issued by an authority or any other person.

6. ENFORCEMENT

6.1 Exercise of Rights of Enforcement

(a) Upon the occurrence of an Event of Default or as permitted pursuant to the Facility Agreement, the Bank shall be entitled, without court order and without giving prior notice to the Borrower or obtaining the consent from the Borrower (but at the cost of the Borrower) in the name of the Borrower or on behalf of the Borrower, to exercise all the rights and remedies of a pledgee in relation to the Pledged Assets.

(b) Any demand, notification or certificate given by the Bank specifying the Secured Liabilities or amounts due and payable under this Account Pledge shall, in the absence of manifest error, be conclusive and binding on the Borrower.

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف : 6600 410 2 971+ • فاكس : 9435 667 2 971+
Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

6.2 Application of proceeds

Without prejudice to the right of the Bank to recover any shortfall from the Borrower, all amounts received, recovered or obtained by the Bank pursuant to this Account Pledge or the powers conferred by it shall be applied towards the payment, performance and discharge of the Secured Liabilities.

6.3 No Liability

The Bank shall not be liable for any losses (including loss of profits or losses arising from changes in the exchange rates) arising out of or in connection with the exercise or purported exercise of any its rights hereunder nor for any omissions of any nature whatsoever in connection with all or any of the Pledged Assets other than as may be due to the gross negligence or willful misconduct of the Bank.

7. POWER OF ATTORNEY

7.1 The Borrower, by way of security, irrevocably appoints the Bank and any of its delegates or sub-delegates to be its attorneys to take any action which the Borrower is obliged to take under this Account Pledge.

7.2 The Borrower ratifies and confirms whatever any attorney lawfully does or purports to do in accordance with its appointment under this Clause 7.

8. DELEGATION

8.1 The Bank may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Account Pledge. Any such delegation may be made upon the terms (including power to sub-delegate) which the Bank may think fit.

8.2 The Bank will not be in any way liable or responsible to the Borrower for any loss, liability, cost, claim, action, demand or expense incurred or arising from any act, default, omission or misconduct on the part of any delegate.

8.3 References in this Account Pledge to the Bank shall be deemed to include references to any delegate of the Bank appointed in accordance with this Clause 8.

9. INDEMNITY

9.1 The Borrower shall, upon demand by the Bank, fully indemnify the Bank, to the fullest extent permitted by law, and, at all times during the Security Period, hold the Bank harmless, against any and all claims, demands, actions, suits, damages and liabilities of whatsoever nature (any such actual liability being hereinafter referred to as a "**Claim**") caused by the Borrower, where such Claim in any way whatsoever relates to or arises out of the subject matter of this Account Pledge.

9.2 The Borrower shall indemnify the Bank in respect of:

(a) all costs and expenses (including legal fees) incurred by the Bank (or any of the other parties) in the preservation and enforcement of its (or their) rights under this Account Pledge or arising out of the Borrower's breach of the provision of the Facility Agreement;

(b) any Claims arising on the release of the Pledged Assets from the security created by this Account Pledge;

9.3 The indemnities given under this Clause 9 will survive the termination of this Account Pledge provided that the indemnities relate to Claims arising prior to the termination of this Account Pledge.

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف : 6600 410 2 971+ • فاكس : 9435 667 2 971+
First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

9.4 Each of the indemnities contained in this Clause 9 or otherwise contained in this Account Pledge is in addition to, and not in substitution for, and shall not be affected or prejudiced by, any other security, guarantee or indemnity (including the other indemnities aforesaid) now or in the future arising under any other documents.

10. RELEASE

After the Security Period (but not otherwise), the Bank shall at the request and cost of the Borrower, take any action that may be necessary to release the Pledged Assets under this Account Pledge as soon as reasonably practicable without recourse to or any representation or warranty by the Bank or any other person.

11. SET-OFF

If this Security has become enforceable in accordance with Clause 6, subject to Clause 6.2, the Bank may (without notice to or making demand on the Borrower) set off any of the Secured Liabilities against any liability (whether or not matured) owed by the Bank to the Borrower in relation to the Deposit, regardless of the place of payment, booking branch or currency of either obligation.

12. NOTICES

12.1 Any notice or communication under or in connection with this Account Pledge shall be in English and in writing and shall be delivered personally, or by courier or fax to the addresses given immediately after its name on the signature page of this Account Pledge or at such other address as the recipient may have notified to the other party in writing. Proof of dispatch of any notice or communication shall be deemed to be proof of receipt:

(a) in the case of a letter sent by courier, on the Business Day immediately following the date on which such letter has been left at the recipient's address; or

(b) in the case of a fax received in legible form, on the Business Day immediately following the date of utilization.

13. GENERAL

13.1 Rights Cumulative

The rights, powers and remedies provided for in this Account Pledge are cumulative and shall not exclude any other rights, powers and remedies provided by law.

13.2 Waiver

No failure by the Bank to exercise or any delay by the Bank in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

13.3 Amendments

No amendment to this Account Pledge shall be effective unless agreed in writing by the Bank and the Borrower.

13.4 Assignment

(a) This Account Pledge shall be binding on the parties hereto, their respective successors and permitted assigns, heirs and/or legal representatives.

(b) The Borrower may not assign or transfer any of its rights or obligations under this Account Pledge without the written consent of the Bank.

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف : 6600 410 2 971+ • فاكس

First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

(c) The Bank shall, have the right at any time during the term of this Account Pledge, upon notice to the Borrower but without the need to obtain consent, to assign, sub-sell or otherwise transfer all or any part of its rights, benefits and obligations hereunder to any third party.

(d) The Bank may disclose to a potential assignee or to any person who may otherwise enter into contractual relations with the Bank in relation to this Account Pledge, such information about the Borrower and/or the Facility Agreement as the Bank shall consider appropriate, provided that such potential assignee or any other person entitled hereunder to such information about the Borrower shall agree to maintain such information as confidential and not disclose such information to any third party.

13.5 Severability

If, at any time, any provision of this Account Pledge is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Account Pledge, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

13.6 Governing law and Jurisdiction

This Account Pledge shall be governed by, and be construed in accordance with the federal laws of the United Arab Emirates as applied in the Emirate of Abu Dhabi. Any legal action or proceedings arising out of or in connection with this Account Pledge may be brought in the Courts of Abu Dhabi.

13.7 Counterparts

This Account Pledge may be executed in any number of counterparts and all those counterparts taken together shall be deemed to constitute one and the same instrument.

13.8 Single Agreement

This Account Pledge and the Confirmation (once executed) will be construed as a single agreement to create a pledge over the Account.

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف: 6600 410 2 971+ • فاكس: 9435 667 2 971+
First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

Schedule 1

PLEDGE CONFIRMATION LETTER

NOTE: *this is not to be completed at the time the account pledge is signed - it is to be completed each time a deposit is made and is to be pledged to fab as security for the facilities / [1. please complete this and ensure its signing only at the time when a deposit is made and is to be pledged to fab as a security for the facilities; and 2. please use one confirmation letter for each deposit]*

To: **First Abu Dhabi Bank PJSC** (the "**Bank**")

From: [*insert Borrower's name*] (the "**Borrower**")

Date: [   ]

Dear Sirs,

Re: **Account Pledge Confirmation - Account Pledge Agreement dated** [*insert date*] **between the Borrower and the Bank (the "Account Pledge")**
Deposit credit balance: [*INSER AMOUNT AND CURRENCY OF DEPOSIT*]
Account number: [*INSERT DEPOSIT ACCOUNT NUMBER*]

Dear Sirs,

1. We refer to the Facility Agreement and to the Account Pledge.

2. We agree that this Confirmation is subject to and forms an integral part of the Account Pledge. Terms defined in the Account Pledge shall have the same meaning when used in this Confirmation, unless defined herein.

3. We hereby confirm to you that we have now opened an Account and placed a Deposit as set out above and we hereby confirm our intention to pledge all Pledged Assets (including interest now or at any time after the date of this Confirmation) in favour of the Bank.

4. We agree that pledge created pursuant to paragraph 3 above, shall be a security for the full, irrevocable and unconditional payment, performance and discharge of the Secured Liabilities pursuant to the terms of the Account Pledge and this Confirmation.

5. We hereby repeat each of the representations and undertakings mentioned in Clause 5 of the Account Pledge by reference to the facts and circumstances existing on the date hereof.

6. We hereby confirm that the terms of the Account Pledge shall continue and remain in full force and effect following the execution of this Confirmation. We further agree that the provisions of the Account Pledge shall be deemed to be incorporated, where applicable, in this Confirmation, mutatis mutandis, with each reference to "this Account Pledge" in provisions of the Account Pledge to be construed as a reference to this Confirmation.

7. We agree that this Confirmation is governed by, and all disputes arising under or in connection with this Confirmation shall be resolved in accordance with the laws of the UAE and any dispute, controversy or claim howsoever arising out of or in connection with this Confirmation or any breach hereof shall be referred to the courts of Abu Dhabi.

Yours faithfully,
***NOTE:** THIS DOES NOT NEED TO BE SIGNED UNTIL A DEPOSIT HAS BEEN MADE.*

....
for and on behalf of **Borrower**

IN WITNESS WHEREOF this Account Pledge was executed by the duly authorised representatives of the parties.

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف: 6600 410 2 971+ • فاكس: 9435 667 2 971+
First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

<u>**SIGNATORIES TO THE ACCOUNT PLEDGE**</u>

EXECUTED BY

The Borrower

Brooge Petroleum and Gas Investment Company FZE

____

Acting by: CEO

Address: PO Box 50170, Fujairah, UAE

Fax:

Attention: Mr. Nicolaas L Paardenkooper

The Bank

First Abu Dhabi Bank PJSC

CRISTOBAL FIGUEROA ______________________________ Bassam Morach

Acting by:

Address:

Fax:

Attention:

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف : 6600 410 2 971+ • فاكس

PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435